CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 28, 2022 relating to the consolidated financial statements of XPEL, Inc. and subsidiaries (the “Company”) and the effectiveness of the Company’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of XPEL, Inc. for the year ended December 31, 2021. /s/ Deloitte & Touche LLP Austin, Texas July 11, 2022 Exhibit 23.2